EXHIBIT 10.17

                          TRANSEASTERN PROPERTIES, INC.

                  1996 STOCK OPTION AND SHAREHOLDER VALUE PLAN


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                                TABLE OF CONTENTS

                                                                       PAGE

         I.       GENERAL PROVISIONS...................................  1
                  1.1               Purpose............................  1
                  1.2      Definitions.................................  1
                  1.3      Administration..............................  4
                  1.4      Participants................................  4
                  1.5      Stock.......................................  5

         II.      STOCK OPTIONS........................................  5
                  2.1      Grant of Options............................  5
                  2.2      Incentive Stock Options.....................  5
                  2.3      Option Price................................  6
                  2.4      Certain Corporate Transactions..............  6
                  2.5      Payment for Option Shares...................  6

         III.     RESTRICTED STOCK.....................................  7
                  3.1      Grant of Restricted Stock...................  7
                  3.2      Terms of Restricted Stock Grants............  7
                  3.3      Restricted Stock Agreement..................  7
                  3.4      Transferability.............................  8
                  3.5      Other Restrictions..........................  8
                  3.6      Certificate Legend..........................  8
                  3.7      Removal of Restrictions.....................  8
                  3.8      Voting Rights...............................  9
                  3.9      Dividends and Other Distributions...........  9

         IV.      SHAREHOLDER VALUE UNITS..............................  9
                  4.1      Grant of Shareholder Value Units............  9
                  4.2      Terms and Conditions of Awards..............  9
                  4.3      Payment of Shareholder Value Units.......... 11

         V.       TERMINATION OF EMPLOYMENT............................ 11
                  5.1      Options..................................... 11
                  5.2      Restricted Stock............................ 12
                  5.3      Shareholder Value Units..................... 12
                  5.4      Other Provisions............................ 13

         VI.      ADJUSTMENTS AND CHANGE IN CONTROL.................... 13
                  6.1      Adjustments................................. 13
                  6.2      Change in Control........................... 13
                  6.3      Merger...................................... 14

         VII.     MISCELLANEOUS........................................ 14
                  7.1      Partial Exercise/Fractional Shares.......... 14
                  7.2      Rule 16b-3 Requirements..................... 14
                  7.3      Rights Prior to Issuance of Shares.......... 15
                  7.4      Non-Assignability........................... 15

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                  7.5      Securities Laws............................ 15
                  7.6      Withholding and Taxes...................... 16
                  7.7      Termination and Amendment.................. 17
                  7.8      Effect on Employment....................... 17
                  7.9      Use of Proceeds............................ 17
                  7.10     Approval of Plan........................... 17
                  7.11     Governing Law.............................. 18


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                          TRANSEASTERN PROPERTIES, INC.

                  1996 STOCK OPTION AND SHAREHOLDER VALUE PLAN

                          Effective ____________, 1996

                                       I.

                               GENERAL PROVISIONS

     1.1 PURPOSE. This 1996 Stock Option and Shareholder Value Plan (the "Plan") is intended to attract, retain and motivate highly competent, effective and loyal persons as directors, officers and key employees of Transeastern Properties, Inc. (the "Company") or its Affiliates, by providing them opportunities to acquire ownership interests in the Company through Options and Restricted Stock Grants or to receive monetary benefits pursuant to the Shareholder Value Units described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's directors, officers and key employees with those of its shareholders.

     1.2 DEFINITIONS. As used in this Plan, the following terms have the meanings described below:

            (a) "Affiliates" means a corporation or other entity that is affiliated with the Company and includes any parent or subsidiary of the Company, as defined in Code Sections 424(e) and (f), respectively.

            (b) "Agreement" means the written agreement that sets forth the terms of a Participant's Option, Restricted Stock Grant or Shareholder Value Unit Award.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Cause" means termination of employment because of a Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order, or other material breach of any provision in a Participant's written employment agreement with the Company, if applicable. In determining willfulness, no act or failure to act on a Participant's part shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company.

            (e) "Change in Control" means the occurrence of any of the following events:


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         (1) if any "person" (as such term is used in Sections 13(d) and 14(d)
of the Exchange Act in effect on the date hereof), or group of persons acting in concert (excluding Arthur Falcone, Philip Cucci, Jr. and Edward Falcone), other than the Company or any subsidiary thereof or any employee benefit plan of the Company or any subsidiary thereof, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficiary owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable) directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of all classes of the Company's then outstanding securities ordinarily having the right to vote in the election of directors ("voting stock"). Notwithstanding the foregoing, the beneficial ownership requirement in this Section 1.2(e) shall not be satisfied if the attainment of the applicable percentage of beneficial ownership is the result of an acquisition of voting stock by the Company which, by reducing the number of shares outstanding increases the proportionate number of shares beneficially owned by any person; provided, however, that if a person shall become the beneficial owner of more than 50% of the voting stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company become the beneficial owner of any additional voting stock, then the beneficial ownership requirement in this Section 1.2(e) shall have been satisfied; or

         (2) if there is a change in the majority of the members of the Board within any twenty-four month period, unless the selection or nomination for election of each new director was approved by a vote of at least a majority of the directors still in office who were directors at the beginning of the period (current members of the Board and those directors approved by a majority of the current members shall be referred to as "Incumbent Directors"); or

         (3) if there shall be consummated (A) any merger or consolidation (or series of mergers or consolidations) of the Company, other than a merger or consolidation effected to implement a reorganization of the Company's ownership wherein the Company shall become a wholly-owned subsidiary of another corporation and the shareholders of the Company shall become shareholders of such other corporation without any material change in each shareholder's proportionate ownership or such other corporation from that owned in the Company prior to such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in transactions) of all, or substantially all, of the assets of the Company; or

         (4) upon the adoption of any plan or proposal for the liquidation or dissolution of the Company.

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            (f) "Code" means the Internal Revenue Code of 1986, as amended.

            (g) "Committee" means the Compensation Committee of the Company, which shall be comprised of two or more members of the Board who are deemed "Non-Employee Directors," as defined in Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of the regulations under Section 162(m) of the Code.

            (h) "Common Stock" means the Company's common stock, par value $.01 per share.

            (i) "Disability" means disability as defined in Section 22(e) of the Code.

            (j) "Employee" means a full-time salaried employee of the Company or Affiliate, who has an "employment relationship" with the Company or an Affiliate, as defined in Treasury Regulation 1.421-7(h); the term "employment" means employment with the Company, or an Affiliate of the Company; and "full-time" means employment on the basis of at least 35 hours per week.

            (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

            (l) "Fair Market Value" means for purposes of determining the value of Common Stock on the Grant Date, the average of the highest and lowest reported sales prices of the Company's Common Stock, as reported in THE WALL STREET JOURNAL for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be the closing price of the Company's Common Stock, as reported in THE WALL STREET JOURNAL for the immediately preceding date on which there were Common Stock transactions. For purposes of tendering previously acquired shares to exercise an Option, "Fair Market Value" shall mean the closing price of the Company's Common Stock, as reported in THE WALL STREET JOURNAL for the immediately preceding day on which there were Common Stock transactions. For purposes of determining "Fair Market Value" when an Option is exercised pursuant to the "cashless exercise procedure" set forth in Section 2.5(b), it shall mean the price actually paid to the Participant upon the sale of the Company's Common Stock used to satisfy the exercise price. Notwithstanding the foregoing, the Committee may determine "Fair Market Value" in such other manner as it may deem more equitable for Plan purposes, or as required by applicable law.

            (m) "Grant Date" means the date on which the Committee authorizes an individual Option, Restricted Stock Grant or

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         Shareholder Value Unit Award, or such later date as shall be designated by the Committee.

            (n) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

            (o) "Nonqualified Stock Option" means an Option that is not intended to constitute an Incentive Stock Option.

            (p) "Option" means either an Incentive Stock Option or a Nonqualified Stock Option.

            (q) "Participant" means an individual designated by the Committee to participate in the Plan.

            (r) "Performance Period" means the period of time set forth in a Participant's Shareholder Value Unit Agreement.

            (s) "Plan" means the Transeastern Properties, Inc. 1996 Long Term Stock Option and Shareholder Value Plan, the terms of which are set forth herein, and any amendments hereto.

            (t) "Restricted Stock" means Common Stock that is granted subject to restrictions, pursuant to Article III.

            (u) "Restriction Period" means the period of time during which a Participant's Restricted Stock Grant is subject to restrictions that make it nontransferable.

            (v) "Retirement" means termination of a Participant's employment at or after age 65 other than as a result of termination for Cause.

            (w) "Shareholder Value Unit Award" means an award granted in accordance with Article IV of the Plan.

         1.3 ADMINISTRATION. The Plan shall be administered by the Committee, in accordance with Rule 16b-3 of the Exchange Act and any other applicable rules and regulations. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Restricted Stock Grant or Shareholder Value Unit Award granted under the Plan shall be final and binding upon all Participants.

         1.4 PARTICIPANTS. Participants in the Plan shall be such Employees (including Employees who are directors), non-Employee

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directors, independent contractors and agents of the Company and its Affiliates as the Committee may select from time to time.

         1.5 STOCK. The total number of shares of Company Common Stock which shall be available for grants and awards under this Plan shall be 1,000,000, subject to adjustments as provided in Article VI. The maximum number of shares of Common Stock that may be subject to Option grants under the Plan to any Participant in any calendar year shall not exceed 100,000 shares. Shares subject to any unexercised portion of a terminated, cancelled, forfeited or expired Option or Restricted Stock Award granted hereunder, and pursuant to which a Participant never acquired benefits of ownership, including payment of a stock dividend (but excluding voting rights), may again be subjected to grants and awards under the Plan. All provisions in this Section 1.5 shall be adjusted, as applicable, in accordance with Article VI.

                                       II.

                                  STOCK OPTIONS

         2.1 GRANT OF OPTIONS. The Committee, at any time and from time to time, subject to Sections 2.2 and 7.7, may grant Options to such Participants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other Plan of the Company or Affiliate. The Committee shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant's Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option. No Option shall have an exercise period that extends beyond 10 years from the Grant Date. A Participant's Option exercise rights in the event of a Change in Control shall be in accordance with
Section 6.2.

         2.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Employees. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company or any Affiliate possessing more than 10% of the total combined voting power of all classes of stock of the Company or such Affiliate unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than 5 years after the Grant Date. The aggregate

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Fair Market value of the underlying Common Stock (determined at the Grant Date)
as to which Incentive Stock Options granted under the Plan (including a plan of an Affiliate) may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation (or any other limitation set forth in Code Section 422), the portion of the Option that exceeds the $100,000 limitation (or fails any other Code Section 422 requirement) shall be deemed to constitute a Nonqualified Stock Option.

         2.3 OPTION PRICE. The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market value of Common Stock on the Grant Date.

         2.4 CERTAIN CORPORATE TRANSACTIONS. Notwithstanding Section 2.3 of the Plan, in the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an Incentive Stock Option) to preserve, on a per share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

         2.5 PAYMENT FOR OPTION SHARES.

            (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, the Committee may permit a Participant to pay such purchase price in whole or in part by tendering shares of Common Stock that have been held at least six months by the Participant, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the closing price of the Company's Common Stock, as reported in THE WALL STREET JOURNAL, for the immediately preceding date on which there were

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Common Stock transactions prior to the date on which the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, are surrendered to the Company. Participants who are subject to short-swing profit restrictions under the Exchange Act and who exercise an Option by tendering previously acquired shares shall do so only in accordance with the provisions of Rule 16b-3 of the Exchange Act. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

            (b) At the discretion of the Committee, as set forth in a Participant's Option Agreement, any Option granted under the Plan may be deemed exercised by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("cashless exercise procedure").

                                      III.

                                RESTRICTED STOCK

         3.1 GRANT OF RESTRICTED STOCK. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Participants and in such amounts as it shall determine.

         3.2 TERMS OF RESTRICTED STOCK GRANTS. The Committee shall have the authority to make Restricted Stock Grants to such Participants and for such number of shares of Common Stock as it shall designate, subject to such terms and conditions as the Committee deems appropriate, including without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the Participant's employment within specified periods, and requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Restricted Stock covered by such grant. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

         3.3 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Stock shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the restriction period, or

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periods, the number of Restricted Stock shares subject to the grant, and such other provisions, including performance goals, as the Committee shall determine.

         3.4 TRANSFERABILITY. Except as provided in this Article III of the Plan, the shares of Restricted Stock granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of (a) the applicable Restriction Period or for such period of time as shall be established by the Committee and specified in the Restricted Stock Agreement, or
(b) upon the earlier satisfaction of other conditions as specified by the Committee and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to an Employee shall be exercisable during a Participant's lifetime only by the Participant or the Participant's legal representative.

         3.5 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or State securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         3.6 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 3.4, each certificate representing shares of Restricted Stock shall bear the following legend:

                  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions of transfer set forth in the Transeastern Properties, Inc. 1996 Stock Option and Shareholder Value Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated ____________. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from the Corporate Secretary of the Company.

         3.7 REMOVAL OF RESTRICTIONS. Except as otherwise provided under the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 3.6 of the Plan removed from his or her stock certificate. Provided further, the Committee shall have the discretion to waive the applicable Restriction Period with respect to all or any part of a Restricted Stock Grant.

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The Company shall have the right to retain the certificates representing shares of Restricted Stock Grants in its possession until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied. The lapse of the Restriction Period in the event of a Change in Control shall be in accordance with Section 6.2.

         3.8 VOTING RIGHTS. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock.

         3.9 DIVIDENDS AND OTHER DISTRIBUTIONS.

            (a) During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares under his or her Restricted Stock Grant. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

            (b) Notwithstanding the foregoing, in the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to
         Section 16(a) of the Exchange Act, such dividend shall be subject to a Restriction Period equal to the remaining Restriction Period applicable to the shares of Restricted Stock on which the dividend was paid.

                                       IV.

                             SHAREHOLDER VALUE UNITS

         4.1 GRANT OF SHAREHOLDER VALUE UNITS. Shareholder Value Units may be granted to Participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Participant. A Shareholder Value Unit Award shall be based upon pre-established objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.

         4.2 TERMS AND CONDITIONS OF AWARDS.

            (a) Each Participant designated by the Committee shall be eligible for such number of Shareholder Value Units as shall be determined by the Committee in its discretion. The commencement of services for which the Shareholder Value Unit Award relates (or

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within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain. Any payment under such Shareholder Value Units Awards shall be determined at the end of the Performance Period in accordance with the table set forth in Section 4.2(b) based fifty percent (50%) on the Company's percentile rank among the companies in the Standard & Poor's 500 Composite Index ("S&P Companies") and fifty percent (50%) on a selected group of publicly traded home builders or other diversified real estate companies (i) the common stock of which has been publicly traded throughout the applicable performance period and (ii) which are not in the process of a change in control or other significant corporate reorganization that has been publicly announced ("Peer Companies") on a Total Shareholder Return ("TSR") basis. The Fair Market Value of the Common Stock as of the first date of the Performance Period shall be indexed to $100 so that the Company's accumulated compound shareholder return can be compared to and ranked on a percentile basis among the S&P Companies and the Peer Companies. The 100% targeted value of a Shareholder Value Unit Award to any participant (i.e., the amount payable at the 60th percentile target), shall not exceed 25% of the Participant's annual base compensation as in effect on the first day of the applicable Performance Period. The maximum potential payment pursuant to a Shareholder Value Unit Award to any one Participant for any Performance Period shall not exceed $1 million. The number of Shareholder Value Units awarded and the Performance Period with respect to each Participant shall be set forth in each Participant's individual Shareholder Value Unit Agreement.

            (b) The cash value of each Shareholder Value Unit shall be determined in accordance with the following table:

    TSR Percentile Rank Among The               Cash Value of Each
    S&P COMPANIES/PEER COMPANIES              SHAREHOLDER VALUE UNIT*

Threshold        50th                             $  500
                 55th                                750
Target           60th                              1,000
                 65th                              1,300
                 70th                              1,600
                 75th                              1,950
                 80th                              2,300
                 85th                              2,650
Maximum          90th                              3,000

* Interpolate between points to the nearest $1.00.

            (c) No Shareholder Value Unit Award shall be payable if both the Company's TSR as a percentile among the S&P Companies and Peer Companies is less than the 50th. The maximum

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Shareholder Value Unit Award payable is 300% of the 60th percentile "Target
Award." If the TSR as a percentile among the S&P Companies and the Peer Companies is not specifically shown in the table in Section 4.2(b), then the Committee shall interpolate between the amounts shown. For the sample of the Peer Companies, the TSR of the first and last Peer Companies ranked in descending order of TSR shall be equivalent to the 100th and zero percentiles, respectively. The 90th percentile shall be determined by interpolating between the third (91.6%) and fourth (87.5%) ranked Peer Companies. The 60th percentile shall be determined by interpolating between the 10th (62.5%) and 11th (58.3%) ranked Peer Companies. The 50th percentile shall be the equivalent to the TSR of the 13th ranked Peer Company. The payment for all Shareholder Value Units hereunder shall be in cash, unless the Committee determines to pay all or a part of the Shareholder Value Unit Award in shares of Common Stock.

         4.3 PAYMENT OF SHAREHOLDER VALUE UNITS. Payments of earned Shareholder Value Units shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Shareholder Value Units upon such terms as the Committee deems appropriate.

                                       V.

                            TERMINATION OF EMPLOYMENT

         5.1 OPTIONS.

            (a) If, prior to the date that an Option first becomes exercisable, a Participant's employment is terminated for any reason, the Participant's right to exercise the Option shall terminate and all rights thereunder shall cease as of the Participant's termination of employment.

            (b) Subject to the Change in Control provisions in Section 6.2, if, on or after the date that an Option first becomes exercisable, a Participant's employment is terminated for any reason (except "Cause," as addressed in 5.1(d) below), including death, Disability or Retirement, the Option, to the extent that it is then exercisable, shall expire on the date set forth by the Committee in the Participant's Agreement, not to extend beyond 10 years from the Grant Date. The Committee, at its discretion, may extend an exercise period, not to exceed the tenth anniversary of the Grant Date; it being understood, that the extension of the exercise term for an Incentive Stock Option may cause such Option to lose its preferential tax treatment.

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            (c) The Committee, at the time of a Participant's termination of employment, may, in its sole discretion, accelerate a Participant's right to exercise an Option.

            (d) Notwithstanding any provision herein to the contrary, any Participant whose employment is terminated for "Cause" shall, as of the time of the "Cause" determination, forfeit his or her right to any unexercised Option granted hereunder, whether or not such Option is vested and exercisable at the time of the termination for "Cause."

            (e) Notwithstanding any provision herein to the contrary, the exercise of any Option after termination of employment shall be subject to satisfaction of the conditions precedent that the Participant neither (i) competes with, or takes other employment with or renders services to a competitor of the Company or its Affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

            (f) Shares subject to Options that are not exercised in accordance with the provisions of (a) through (c) above shall expire and be forfeited by the Participant as of 5:00 p.m, (Florida time) on their expiration date and shall become available for new grants and awards under the Plan as of such time.

         5.2 RESTRICTED STOCK. Subject to the Change in Control provisions in
Section 6.2, if a Participant with a Restricted Stock Grant terminates employment for any reason other than (a) Retirement, (b) death, or (c) Disability, the Participant's shares of Restricted Stock still subject to the Restriction Period automatically shall expire and be forfeited by the Participant and, to the extent that the Participant has not acquired any benefits of ownership in the forfeited shares (as described in Section 1.5), such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and such new restrictions to such shares of Restricted Stock as it deems appropriate. In the event of a Participant's Retirement, death or Disability, the Restriction Period on any outstanding Restricted Stock Grants shall be deemed to have lapsed as of the occurrence of such event.

         5.3 SHAREHOLDER VALUE UNITS. Subject to the Change in Control provisions in Section 6.2, Shareholder Value Units shall expire and be forfeited by a Participant upon the Participant's termination of employment for any reason other than Retirement, death, or Disability. In the event of a Participant's Retirement, death or Disability, the Performance Period shall be deemed to have

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
ended as of the last trading date of the month immediately preceding the event, and the Participant's outstanding Shareholder Value Units shall be measured and valued as of such date and prorated for the number of months completed in the Performance Period that had elapsed as of such date. Any Shareholder Value Unit payment pursuant to a Participant's Retirement, death or Disability shall be made within sixty (60) days following such date.

         5.4 OTHER PROVISIONS. (a) The transfer of a Participant from one corporation or division to another corporation or division among the Company and any of its Affiliates, or (b) a leave of absence under the Company's leave policy, or (c) the transfer of a Participant to a part-time employment status with the Company or an Affiliate, or (d) a Participant's employment termination but continuation as a member of the Board, shall not be deemed to constitute a termination of employment for purposes of the Plan.

                                       VI.

                        ADJUSTMENTS AND CHANGE IN CONTROL

         6.1 ADJUSTMENTS.

            (a) The total amount of Common Stock for which Options, Restricted Stock and Shareholder Value Unit Awards may be granted under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offering, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company.

            (b) The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option, Restricted Stock Grant or Shareholder Value Unit Award.

         6.2 CHANGE IN CONTROL.

            (a) Upon the occurrence of a Change in Control, or if the Committee determines in its sole discretion that a Change in Control has occurred, then (i) any outstanding Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option, (ii) the remaining Restriction Period on any Restricted Stock granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws, and (iii) the Performance Period on any outstanding Shareholder Value Unit Awards and a Participant's outstanding Shareholder Value Units shall be measured and valued as of the date of the Change in Control, and prorated for the number of months in the Performance Period that had lapsed as of such date. Any Shareholder Value Unit payment due pursuant to a Change in Control shall be made within 45 days following the date on which the Change in Control occurred or is deemed to have occurred by the Committee.

            (b) Notwithstanding the foregoing, if the Compensation Committee determines in its sole discretion that the provisions in Section 6.2(a) will in any way prevent or impair pooling of interest accounting treatment in connection with a Change in Control, then the provisions of Section 6.2(a) shall be null and void. In the event of the occurrence of a Change in Control in which a Participant is unable to exercise a grant or award due to the short-swing profit restrictions of
         Section 16(b) of the Exchange Act, the Participant's exercise period shall be deferred until six months and one day following the occurrence of the Change in Control.

         6.3 MERGER. If the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, each holder of outstanding Options and Restricted Stock Grants, to the extent that such grants are not cancelled, cashed-out or exercised, as applicable (or restrictions lapsed on Restricted Stock) in connection with the merger, shall be entitled to receive the securities and/or property which a shareholder owning the number of shares subject to the grants would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets upon the eventual exercise of such Options or the eventual lapse of the Restriction Period on Restricted Stock (if applicable).

                                      VII.

                                  MISCELLANEOUS

         7.1 PARTIAL EXERCISE/FRACTIONAL SHARES. The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.

         7.2 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on a Restricted Stock Grant, a Shareholder Value Unit Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

         7.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Restricted Stock Grant or Shareholder Value Unit Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         7.4 NON-ASSIGNABILITY. Except as set forth below, no Option, Restricted Stock Grant or Shareholder Value Unit Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. A Nonqualified Stock Option may be transferred and exercised only in accordance with the transfer restrictions under Rule 16b-3 of the Exchange Act, as amended from time to time. Specifically, to the extent permitted by applicable law and Rule 16b-3, the Committee may grant Nonqualified Stock Options that permit a Participant to transfer such Options to any of the following: (1) a spouse or lineal descendant of the Participant; (2) a trust established primarily for the benefit of the Participant and/or a spouse or lineal descendant of said Participant; or (3) any charitable organization exempt from income tax under Section 501(c)(3) of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void. No transfer of an Option, Restricted Stock Grant or Shareholder Value Unit Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Restricted Stock Grant or Shareholder Value Unit Award.

         7.5 SECURITIES LAWS.

            (a) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver Common Stock pursuant to a

         Restricted Stock Grant or Shareholder Value Unit Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the National Association of Securities Dealers ("NASD") or any stock exchange or reporting system on which the Common Stock may be listed, traded or quoted, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

            (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option, or the grant of Restricted Stock or a Shareholder Value Unit Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the NASD or any stock exchange or reporting system or other recognized trading market upon which such shares of Common Stock are then listed, traded or quoted, or (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

         7.6 WITHHOLDING AND TAXES.

            (a) The Company shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, or the lapse of the Restriction period on a Restricted Stock Grant or the payment of a Shareholder Value Unit Award. A Participant may make a written election to tender previously acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding or other federal, state or local taxes. The cashless exercise procedure of Section 2.5(b) may be utilized to satisfy the withholding requirements related to the exercise of an Option.

            (b) A Participant subject to the insider trading restrictions of
         Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding and tax requirements only in compliance with Rule 16b-3. Any election by a Participant to utilize Common Stock for withholding and tax purposes is subject to the discretion of the Committee.

         7.7 TERMINATION AND AMENDMENT.

            (a) The Board may terminate the Plan, or the granting of Options, Restricted Stock or Shareholder Value Unit Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after December 31, 2006.

            (b) Subject to applicable law and the rules and regulations of the Securities and Exchange Commission, the NASD or any stock exchange or reporting system on which the Common Stock may be listed, traded or quoted, the Board may amend or modify the Plan at any time and from time to time, without the approval of the shareholders of the Company.

            (c) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Restricted Stock Grant or Shareholder Value Unit Award granted under the Plan without the consent of the Participant holding the Option, Restricted Stock Grant or Shareholder Value Unit Award, except that the Committee may amend or modify the Plan in a manner that does affect Options, Restricted Stock Grants or Shareholder Value Unit Awards theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of shareholders or Participants.

         7.8 EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option, Restricted Stock or Shareholder Value Unit Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Company or an Affiliate.

         7.9 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

         7.10 APPROVAL OF PLAN. Continuance of the Plan shall be subject to the approval of the holders of at least a majority of the Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held or written consent of the holders of a majority of the outstanding shares of Common Stock obtained, within 12 months after adoption of the Plan by the Board. No Option, Restricted Stock Grant or Shareholder Value Unit Award granted under the Plan may be exercised or paid out in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan and any Options, Restricted

Stock Grants and Shareholder Value Unit Awards granted under such Plan shall be rescinded.

         7.11 GOVERNING LAW. The Plan and all actions taken under the Plan shall be governed and construed in accordance with Florida law.

         THIS PLAN is hereby executed as of October ____, 1996, in accordance with the Board of Directors resolutions adopted on such date.

                                   TRANSEASTERN PROPERTIES, INC.

                                   By:
                                       ------------------------------------
                                            Arthur Falcone
                                            President and Chairman of the Board

                                    BOARD APPROVAL:        October _____, 1996

                                    SHAREHOLDER APPROVAL:  October _____, 1996


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